News Release
For Immediate Release

Contact:  Thomas X. Geisel, President & CEO, (856) 691-7700

Sun Bancorp, Inc. Reports Second Quarter 2010 Results

VINELAND, NJ – July 27, 2010 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $81.2 million, or $3.46 loss per diluted share, for the second quarter ended June 30, 2010, compared to a net loss available to common shareholders of $8.8 million, or $0.38 loss per diluted share, for the second quarter ended June 30, 2009.  Included in the second quarter 2010 is a goodwill impairment charge of $89.7 million, or $3.24 per share.  This non-cash charge had no effect on the Company's or the Bank's cash balances, liquidity, or regulatory capital ratios.

The following are additional key items which affected the results for the second quarter 2010 as compared to the second quarter 2009:

●	Loan loss provision of $14.0 million, or $0.35 per share, as compared to $6.9 million, or $0.18 per share, for the comparable prior year period.

●	Goodwill impairment of $89.7 million. Goodwill at June 30, 2010 is $38.2 million, as compared to the linked quarter of $127.9 million.

●	$2.0 million fair value credit adjustment on customer derivatives.

●	$1.1 million of personnel related expenses.

●	An increase in the net interest margin to 3.62% from 3.56% in the first quarter.

The second quarter 2009 included total charges of $10.3 million, or $0.34 per diluted share, as a result of the preferred shares issued and subsequently repurchased under the Troubled Asset Relief Program (“TARP”), the FDIC 5 basis point special assessment, as well as other-than-temporary impairment (“OTTI”) charges.

For the six months ended June 30, 2010, the Company reported a net loss available to common shareholders of $81.9 million, or $3.50 loss per diluted share, as compared to a net loss available to common shareholders of $9.6 million, or $0.42 loss per diluted share for the comparable prior year period. The six months ended June 30, 2010 includes the goodwill impairment charge of $89.7 million, or $3.24 per diluted share.  In addition, the 2009 comparable period included total charges of $11.8 million, or $0.40 per diluted share, as a result of the preferred shares issued and subsequently repurchased under the TARP, the FDIC 5 basis point special assessment, as well as OTTI charges.

“As reported earlier and as a key part to the Company’s strategic growth plan, we signed investment agreements with private equity funds affiliated with WL Ross and Company, the Bank’s founding Brown Family shareholders, and others, to invest $100 million in the Company,” remarked Thomas X. Geisel, president and chief executive officer of Sun Bancorp.  “The capital allows us not only to absorb the expected impact of this still difficult credit environment but it also allows us the opportunity to look at various strategies to strengthen our balance sheet and grow our business.”

“The successful focus to diversify our lending businesses, increase core deposits, loan yields and margin have all continued to trend favorably this quarter.  We know we have a strong core business that continues to show brightness through the clouds of the current economy,” remarked Geisel.

The following is an overview of the core financial highlights for the quarter:

●	Total assets were $3.51 billion at June 30, 2010, as compared to $3.53 billion at March 31, 2010 and $3.58 billion at December 31, 2009.

●
Total loans before allowance for loan losses were $2.75 billion at June 30, 2010, an increase from $2.70 billion at March 31, 2010 and $2.72 billion at December 31, 2009.  Commercial loans, on average, were essentially level with the linked first quarter 2010, while residential mortgages increased on average 1.5%, offset by a decrease on home equity loans of 1.5%. Commercial loan demand in the second quarter was tepid although activity increased towards the latter half of the quarter. Commercial line utilization rates remain below historical averages.

●
The provision for loan losses was $14.0 million for the second quarter 2010, increasing the allowance for loan losses to 2.69% of outstanding loans at June 30, 2010, as compared to the allowance for loan losses to outstanding loans of 2.35% at March 31, 2010 and 1.62% at June 30, 2009.  Net charge-offs during the second quarter were $3.5 million, or 0.1% of average loans, as compared to $6.3 million, or 0.23% of average loans for the linked quarter and $2.0 million, or 0.07% of average loans outstanding for the comparable prior year quarter. Higher reserve balances reflect a migration of loans to higher risk categories and continued pressure on collateral values. The Company remains committed to its strategy of prudently and promptly addressing problem credits.

●
Total non-performing assets were $127.0 million, or 4.62% of total loans and real estate owned, as compared to $89.8 million at March 31, 2010, or 3.32% of total loans and real estate owned and $105.4 million at December 31, 2009, or 3.86% of total loans and real estate owned.  The increase in non-performing assets was concentrated in a small number of relationships. The allowance for loan losses to non-performing loans was 59.87% at June 30, 2010, as compared to 73.53% at March 31, 2010 and 62.56% at December 31, 2009. ·

●
Total deposits were $2.96 billion at June 30, 2010, which increased 1.3% and 1.8% over March 31, 2010 and December 31, 2009, respectively.  Average deposits increased $38.5 million, or 1.3% over the linked quarter as average interest-bearing demand deposits increased 1.3%, or $15.8 million, offset by a decrease in average certificates of deposit of $10.5 million, or 1.1%.  In addition, average non-interest-bearing deposits increased $30.2 million, or 6.8% over the linked quarter. The Company continues to be successful in replacing higher-yielding term deposits with lower-cost transaction accounts.

●
The second quarter net interest margin was 3.62%, as compared to the linked quarter of 3.56% and 3.01% for the comparable prior year quarter.  The yield on average loans was 4.84% for the second quarter 2010, an increase of five basis points over the linked quarter and one basis point over the comparable prior year quarter.  The cost of interest-bearing deposits of 1.16% for the second quarter continues to decrease over prior periods as it decreased seven basis points from 1.23% for the linked quarter and 79 basis points from the comparable prior year quarter.  The interest rate spread also increased to 3.39% for the second quarter 2010, as compared to 3.35% for the linked quarter and 2.68% for the comparable prior year quarter. Normalized for non-accrual interest reversals during the period, the Company’s net interest margin was 3.74% for the second quarter 2010, as compared to 3.61% for the linked quarter, continuing a positive trend of improvement over the last several quarters.

●
Total operating non-interest income for the quarter of $4.4 million decreased $1.2 million, or 21.9%, over the linked quarter and $1.9 million, or 29.8% over the comparable prior year quarter. The decrease over the linked first quarter and prior year quarter was primarily attributable to a $2.0 million fair value credit adjustment on the Company’s derivative portfolio primarily as a result of the deterioration in credit components of two impaired commercial relationships for which the Company engaged in derivative transactions.

●
Total operating non-interest expense for the quarter of $28.0 million, increased $1.9 million or 7.3% over linked quarter but was relatively flat with the comparable prior year quarter. The increase over the linked quarter was attributable to increases in personnel expenses of $1.5 million and problem loan costs of $638,000. Personnel expenses increased primarily as a result of $471,000 in severance related to its PRIDE efficiency initiative and $454,000 related to the restructuring of change in control plans. One-time death benefits of $171,000 were also incurred due to the death of an executive officer. The additional expenses related to problem loan costs were as a result of property management fees and construction related costs related to two specific commercial properties held as collateral as well as higher legal expenses.

●
Sun recently completed an evaluation of goodwill. Having completed this analysis, the Company has determined that $89.7 million of goodwill associated with previous acquisitions was impaired, and this charge is reflected in second quarter results. Such a charge is non-cash in nature and does not effect Sun's liquidity, tangible equity or regulatory capital ratios. Sun will evaluate its remaining goodwill again in the fourth quarter as part of its established annual review process. Goodwill at June 30, 2010 is $38.2 million, as compared to linked quarter of $127.9 million.

●	The income tax benefit is a result of the pre-tax loss in combination with the relatively large levels of tax-free income earned on tax-exempt securities and BOLI policies.

●
The Company’s ratio of tangible equity to tangible assets was 6.43% at June 30, 2010, as compared to 6.34% at March 31, 2010 and 6.24% at December 31, 2009. At June 30, 2010, the Company’s total risk-based capital ratio is estimated to be 11.08%, Tier 1 capital ratio is estimated to be 9.81%, and the leverage capital ratio is estimated to be 8.60%, subject to regulatory filings.

The Company will hold its regularly scheduled conference call on Wednesday, July 28, 2010, at 3:00 p.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.51 billion asset bank holding company headquartered in Vineland, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through 71 locations in New Jersey.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC.  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Profitability for the period:
Net interest income	$28,180	$23,784	$55,803	$45,623
Provision for loan losses	13,978	6,950	23,578	10,950
Non-interest income	4,416	1,732	10,067	7,053
Non-interest expense	117,686	27,650	143,762	51,467
Loss before income taxes	(99,068)	(9,084)	(101,470)	(9,741)
Net loss	(81,170)	(4,634)	(81,932)	(4,249)
Net loss available to common shareholders	$(81,170)	$(8,780)	$(81,932)	$(9,600)

Financial ratios:
Return on average assets(1)	(9.13)%	(0.51)%	(4.61)%	(0.23)%
Return on average equity(1)	(90.62)%	(5.01)%	(45.60)%	(2.09)%
Return on average tangible equity(1),(2)	(148.70)%	(8.23)%	(75.00)%	(3.25)%
Net interest margin(1)	3.62%	3.01%	3.59%	2.87%
Efficiency ratio	361.04%	108.36%	218.25%	97.70%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	85.84%	91.94%	82.06%	89.49%

Loss per common share:
Basic	$(3.46)	$(0.38)	$(3.50)	$(0.42)
Diluted	$(3.46)	$(0.38)	$(3.50)	$(0.42)

Average equity to average assets	10.08%	10.25%	10.11%	11.23%
	June 30,		December 31,
	2010	2009	2009
At period-end:
Total assets	$3,512,310	$3,561,110	$3,578,905
Total deposits	2,961,816	2,875,502	2,909,268
Loans receivable, net of allowance for loan losses	2,671,752	2,689,656	2,657,694
Investments	428,362	431,231	457,192
Borrowings	81,986	144,086	146,193
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	273,161	360,660	356,593

Credit quality and capital ratios:
Allowance for loan losses to gross loans	2.69%	1.62%	2.21%
Non-performing assets to gross loans and real estate owned	4.62%	2.70%	3.86%
Allowance for loan losses to non-performing loans	59.87%	69.82%	62.56%

Total capital (to risk-weighted assets)(4):
Sun Bancorp, Inc.	11.08%	11.62%	11.38%
Sun National Bank	10.63%	11.15%	10.87%
Tier 1 capital (to risk-weighted assets)(4):
Sun Bancorp, Inc.	9.81%	10.37%	10.12%
Sun National Bank	9.37%	9.90%	9.61%
Leverage ratio(4):
Sun Bancorp, Inc.	8.60%	9.29%	9.08%
Sun National Bank	8.20%	8.88%	8.58%

Book value per common share	$11.63	$15.59	$15.29
Tangible book value per common share	$9.48	$9.35	$9.19
(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest expense for the three and six months ended June 30, 2010 excludes a goodwill impairment charge of $89.7 million. Non-interest income for the three and six months ended June 30, 2009 exclude a net impairment loss on available for sale securities of $4.6 million and $4.8 million, respectively.

(4) June 30, 2010 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	June 30, 2010	December 31, 2009
ASSETS
Cash and due from banks	$49,233	$53,857
Interest-earning bank balances	3,577	5,263
Cash and cash equivalents	52,810	59,120
Investment securities available for sale (amortized cost of $413,215 and $435,267 at June 30, 2010 and December 31, 2009, respectively)	408,464	434,738
Investment securities held to maturity (estimated fair value of $4,655 and $7,121 at June 30, 2010 and December 31, 2009, respectively)	4,497	6,955
Loans receivable (net of allowance for loan losses of $73,752 and $59,953 at June 30, 2010 and December 31, 2009, respectively)	2,671,752	2,657,694
Restricted equity investments	15,401	15,499
Bank properties and equipment, net	52,655	53,246
Real estate owned	3,828	9,527
Accrued interest receivable	11,380	12,235
Goodwill	38,188	127,894
Intangible assets, net	12,474	14,316
Deferred taxes, net	43,153	20,721
Bank owned life insurance (BOLI)	73,659	77,753
Other assets	124,049	89,207
Total assets	$3,512,310	$3,578,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,961,816	$2,909,268
Federal funds purchased	37,000	89,000
Securities sold under agreements to repurchase – customers	17,156	18,677
Advances from the Federal Home Loan Bank of New York (FHLBNY)	4,613	15,215
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	8,217	8,301
Junior subordinated debentures	92,786	92,786
Other liabilities	102,561	74,065
Total liabilities	3,239,149	3,222,312

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 25,588,859 shares issued and 23,482,136 shares outstanding at June 30, 2010; 25,435,994 shares issued and 23,329,271 shares outstanding at December 31, 2009	25,589	25,436
Additional paid-in capital	363,332	362,189
Retained earnings	(86,529)	(4,597)
Accumulated other comprehensive loss	(2,855)	(149)
Deferred compensation plan trust	(214)	(124)
Treasury stock at cost, 2,106,723 shares at June 30, 2010 and December 31, 2009	(26,162)	(26,162)
Total shareholders’ equity	273,161	356,593
Total liabilities and shareholders’ equity	$3,512,310	$3,578,905

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2010		2009		2010	2009
INTEREST INCOME
Interest and fees on loans		$32,926		$32,996	$65,312	$65,188
Interest on taxable investment securities		2,850		3,706	6,039	7,936
Interest on non-taxable investment securities		888		882	1,893	1,726
Dividends on restricted equity investments		206		217	433	390
Total interest income		36,870		37,801	73,677	75,240
INTEREST EXPENSE
Interest on deposits		7,236		12,405	14,863	26,335
Interest on funds borrowed		431		479	980	963
Interest on junior subordinated debentures		1,023		1,133	2,031	2,319
Total interest expense		8,690		14,017	17,874	29,617
Net interest income		28,180		23,784	55,803	45,623
PROVISION FOR LOAN LOSSES		13,978		6,950	23,578	10,950
Net Interest income after provision for loan losses		14,202		16,834	32,225	34,673
NON-INTEREST INCOME
Service charges on deposit accounts		3,044		3,096	5,988	6,140
Other service charges		99		79	178	161
Gain on sale of loans		712		693	1,315	1,038
Gain on derivative instruments		-		85	-	212
Investment products income		792		756	1,395	1,278
BOLI income		539		561	1,077	1,074
Net impairment losses on available for sale securities:
Total impairment losses	-		(6,432)		-	(6,710)
Portion of loss recognized in other comprehensive income (before taxes)	-		1,874		-	1,874
Net impairment losses recognized in earnings		-		(4,558)	-	(4,836)
Derivative credit valuation adjustment		(1,980)		38	(2,011)	70
Other		1,210		982	2,125	1,916
Total non-interest income		4,416		1,732	10,067	7,053
NON-INTEREST EXPENSE
Salaries and employee benefits		14,361		13,216	27,220	25,179
Occupancy expense		2,895		2,782	6,435	5,917
Equipment expense		1,750		1,685	3,486	3,223
Data processing expense		1,101		1,052	2,187	2,062
Amortization of intangible assets		921		1,178	1,842	2,355
Goodwill impairment		89,706		-	89,706	-
Insurance expense		2,020		3,330	3,527	4,773
Professional fees		459		507	1,043	885
Advertising expense		532		871	1,112	1,416
Real estate owned expense, net		94		93	310	273
Other		3,847		2,936	6,894	5,384
Total non-interest expense		117,686		27,650	143,762	51,467
LOSS BEFORE INCOME TAXES		(99,068)		(9,084)	(101,470)	(9,741)
INCOME TAX BENEFIT		(17,898)		(4,450)	(19,538)	(5,492)
NET LOSS		(81,170)		(4,634)	(81,932)	(4,249)
Preferred stock dividends and discount accretion		-		4,146	-	5,351
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS		$(81,170)		$(8,780)	$(81,932)	$(9,600)

Basic loss per share		$(3.46)		$(0.38)	$(3.50)	$(0.42)
Diluted loss per share		$(3.46)		$(0.38)	$(3.50)	$(0.42)
Weighted average shares – basic	23,431,305		23,103,975		23,398,538	23,073,683
Weighted average shares – diluted	23,431,305		23,103,975		23,398,538	23,073,683

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2010	2010	2009	2009	2009
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,289,148	$2,238,967	$2,249,365	$2,234,616	$2,240,368
Home equity	252,425	257,368	258,592	261,206	265,407
Second mortgage	61,941	65,857	68,592	71,578	73,856
Residential real estate	79,034	71,452	75,322	72,292	79,627
Other	62,956	63,924	65,776	70,072	74,714
Total gross loans	2,745,504	2,697,568	2,717,647	2,709,764	2,733,972
Allowance for loan losses	(73,752)	(63,292)	(59,953)	(46,067)	(44,316)
Net loans	2,671,752	2,634,276	2,657,694	2,663,697	2,689,656
Goodwill	38,188	127,894	127,894	127,894	127,894
Intangible assets, net	12,474	13,395	14,316	15,237	16,414
Total assets	3,512,310	3,531,998	3,578,905	3,545,639	3,561,110
Total deposits	2,961,816	2,924,815	2,909,268	2,932,880	2,875,502
Federal funds purchased	37,000	25,000	89,000	6,000	87,500
Securities sold under agreements to repurchase - customers	17,156	15,767	18,677	21,018	17,398
Advances from FHLBNY	4,613	14,916	15,215	15,512	15,805
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,217	8,260	8,301	8,343	8,383
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	273,161	356,129	356,593	362,457	360,660
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,262,656	$2,241,443	$2,238,579	$2,247,234	$2,236,745
Home equity	256,697	258,359	260,382	263,494	268,276
Second mortgage	64,051	67,435	69,844	72,830	75,967
Residential real estate	74,427	73,333	75,890	76,626	75,812
Other	62,249	63,804	66,698	70,790	75,133
Total gross loans	2,720,080	2,704,374	2,711,393	2,730,974	2,731,933
Securities and other interest-earning assets	450,947	459,309	433,706	486,274	491,348
Total interest-earning assets	3,171,027	3,163,683	3,145,099	3,217,248	3,223,281
Total assets	3,554,630	3,554,244	3,590,339	3,593,037	3,611,679
Non-interest-bearing demand deposits	471,033	440,860	480,080	476,478	431,836
Total deposits	2,957,970	2,919,477	2,886,322	2,946,281	2,975,358
Total interest-bearing liabilities	2,640,155	2,672,746	2,652,540	2,663,226	2,705,069
Total shareholders' equity	358,300	360,475	364,530	365,440	370,196

Capital and credit quality measures:
Total capital (to risk-weighted assets)(1):
Sun Bancorp, Inc.	11.08%	11.49%	11.38%	11.48%	11.62%
Sun National Bank	10.63%	10.99%	10.87%	10.99%	11.15%
Tier 1 capital (to risk-weighted assets)(1):
Sun Bancorp, Inc.	9.81%	10.23%	10.12%	10.23%	10.37%
Sun National Bank	9.37%	9.73%	9.61%	9.74%	9.90%
Leverage ratio(1):
Sun Bancorp, Inc.	8.60%	9.21%	9.08%	9.21%	9.29%
Sun National Bank	8.20%	8.80%	8.58%	8.78%	8.88%

Average equity to average assets	10.08%	10.14%	10.15%	10.17%	10.25%
Allowance for loan losses to total gross loans	2.69%	2.35%	2.21%	1.70%	1.62%
Non-performing assets to total gross loans and real estate owned	4.62%	3.32%	3.86%	3.46%	2.70%
Allowance for loan losses to non-performing loans	59.87%	73.53%	62.56%	54.58%	69.82%

Other data:
Net charge-offs	$(3,518)	$(6,261)	$(5,593)	$(14,486)	$(2,040)
Non-performing assets:
Non-accrual loans	120,685	78,403	87,882	80,333	55,801
Loans past due 90 days and accruing	2,500	7,678	7,958	4,067	7,675
Real estate owned, net	3,828	3,688	9,527	9,667	10,620
Total non-performing assets	127,013	89,769	105,367	94,067	74,096
Troubled debt restructuring, performing	$19,161	$19,353	$-	$-	$-
(1) June 30, 2010 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except per share amounts)
	2010	2010	2009	2009	2009
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$37,349	$37,347	$38,425	$38,413	$38,276
Interest expense	8,690	9,184	9,799	11,426	14,017
Tax-equivalent net interest income	28,659	28,163	28,626	26,987	24,259
Tax-equivalent adjustment	479	540	558	521	475
Provision for loan losses	13,978	9,600	19,479	16,237	6,950
Non-interest income excluding net impairment losses on available for sale securities	4,416	5,651	5,892	6,404	6,290
Net impairment losses on available for sale securities	-	-	(351)	(1,928)	(4,558)
Non-interest expense excluding amortization of intangible assets and goodwill impairment	27,060	25,155	24,812	25,690	26,472
Amortization of intangible assets and goodwill impairment	90,627	921	921	1,177	1,178
Loss before income taxes	(99,068)	(2,402)	(11,603)	(12,162)	(9,084)
Income tax benefit	(17,898)	(1,640)	(5,263)	(5,620)	(4,450)
Net loss	(81,170)	(762)	(6,340)	(6,542)	(4,634)
Net loss available to common shareholders	$(81,170)	$(762)	$(6,340)	$(6,542)	$(8,780)
Financial ratios:
Return on average assets(1)	(9.13)%	(0.09)%	(0.71)%	(0.73)%	(0.51)%
Return on average equity(1)	(90.62)%	(0.85)%	(6.96)%	(7.16)%	(5.01)%
Return on average tangible equity(1),(2)	(148.70)%	(1.39)%	(11.44)%	(11.81)%	(8.23)%
Net interest margin(1)	3.62%	3.56%	3.64%	3.36%	3.01%
Efficiency ratio	361.04%	78.37%	76.57%	86.83%	108.36%
Efficiency ratio, excluding non-operating income and non-operating expense	85.84%	78.37%	75.77%	81.74%	91.94%
Per share data:
Loss per common share:
Basic	$(3.46)	$(0.03)	$(0.27)	$(0.28)	$(0.38)
Diluted	$(3.46)	$(0.03)	$(0.27)	$(0.28)	$(0.38)
Book value	$11.63	$15.22	$15.29	$15.63	$15.59
Tangible book value	$9.48	$9.18	$9.19	$9.46	$9.35
Average basic shares	23,431,305	23,365,406	23,223,463	23,162,992	23,103,975
Average diluted shares	23,431,305	23,365,406	23,223,463	23,162,992	23,103,975
Operating non-interest income:
Service charges on deposit accounts	$3,044	$2,944	$3,150	$3,150	$3,096
Other service charges	99	79	85	85	79
Gain on sale of loans	712	603	603	711	693
Gain on derivative instruments	-	-	50	-	85
Investment products income	792	603	497	894	756
BOLI income	539	538	600	575	561
Derivative credit valuation adjustment	(1,980)	(31)	(78)	(45)	38
Other	1,210	915	985	1,034	982
Total operating non-interest income	4,416	5,651	5,892	6,404	6,290
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	-	-	(351)	(1,928)	(4,558)
Total non-operating losses	-	-	(351)	(1,928)	(4,558)
Total non-interest income	$4,416	$5,651	$5,541	$4,476	$1,732
Operating non-interest expense:
Salaries and employee benefits	$14,361	$12,859	$12,440	$14,154	$13,216
Occupancy expense	2,895	3,540	2,911	2,689	2,782
Equipment expense	1,750	1,736	1,732	1,619	1,685
Data processing expense	1,101	1,086	1,021	980	1,052
Amortization of intangible assets	921	921	921	1,177	1,178
Insurance expense	2,020	1,507	1,512	1,519	3,330
Professional fees	459	584	713	595	507
Advertising expense	532	580	786	251	871
Real estate owned expense, net	94	216	28	854	93
Other	3,847	3,047	3,669	3,029	2,936
Total operating non-interest expense	27,980	26,076	25,733	26,867	27,650
Non-operating expense:
Goodwill impairment	89,706	-	-	-	-
Total non-operating expense	89,706	-	-	-	-
Total non-interest expense	$117,686	$26,076	$25,733	$26,867	$27,650
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30,
	2010			2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$2,262,656	$26,770	4.73%	$2,236,745	$26,107	4.67%
Home equity	256,697	3,016	4.70	268,276	3,332	4.97
Second mortgage	64,051	1,025	6.40	75,967	1,226	6.46
Residential real estate	74,427	1,057	5.68	75,812	1,095	5.78
Other	62,249	1,058	6.80	75,133	1,236	6.58
Total loans receivable	2,720,080	32,926	4.84	2,731,933	32,996	4.83
Investment securities(3)	424,617	4,410	4.15	445,456	5,258	4.72
Interest-earning bank balances	26,330	13	0.20	45,892	22	0.19
Total interest-earning assets	3,171,027	37,349	4.71	3,223,281	38,276	4.75
Cash and due from banks	45,153			48,777
Bank properties and equipment, net	52,715			48,343
Goodwill and intangible assets, net	139,961			145,033
Other assets	145,774			146,245
Total non-interest-earning assets	383,603			388,398
Total assets	$3,554,630			$3,611,679

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,276,627	2,625	0.82%	$1,019,000	2,565	1.01%
Savings deposits	304,273	572	0.75	295,010	725	0.98
Time deposits	906,037	4,039	1.78	1,229,512	9,115	2.97
Total interest-bearing deposit accounts	2,486,937	7,236	1.16	2,543,522	12,405	1.95
Short-term borrowings:
Federal funds purchased	14,423	21	0.58	16,632	20	0.48
Securities sold under agreements to repurchase - customers	15,307	8	0.21	15,996	10	0.25
Long-term borrowings:
FHLBNY advances(4)	22,464	265	4.72	30,903	355	4.60
Obligations under capital lease	8,238	137	6.65	5,230	94	7.19
Junior subordinated debentures	92,786	1,023	4.41	92,786	1,133	4.88
Total borrowings	153,218	1,454	3.80	161,547	1,612	3.99
Total interest-bearing liabilities	2,640,155	8,690	1.32	2,705,069	14,017	2.07
Non-interest-bearing demand deposits	471,033			431,836
Other liabilities	85,142			104,578
Total non-interest bearing liabilities	556,175			536,414
Total liabilities	3,196,330			3,241,483
Shareholders' equity	358,300			370,196
Total liabilities and shareholders' equity	$3,554,630			$3,611,679

Net interest income		$28,659			$24,259
Interest rate spread(5)			3.39%			2.68%
Net interest margin(6)			3.62%			3.01%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.11%			119.16%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended June 30, 2010 and 2009 was $479,000 and $475,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30
	2010			2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,252,108	$52,936	4.70%	$2,232,902	$51,184	4.58%
Home equity	257,523	6,048	4.70	268,597	6,832	5.09
Second mortgage	65,734	2,088	6.35	78,894	2,533	6.42
Residential real estate	73,883	2,076	5.62	73,354	2,165	5.90
Other	63,022	2,164	6.87	77,217	2,474	6.41
Total loans receivable	2,712,270	65,312	4.82	2,730,964	65,188	4.77
Investment securities (3)	437,085	9,367	4.29	456,118	10,924	4.79
Interest-earning bank balances	18,020	17	0.19	52,927	58	0.22
Federal funds sold	-	-	-	189	-	-
Total interest-earning assets	3,167,375	74,696	4.72	3,240,198	76,170	4.70
Cash and due from banks	45,173			48,955
Bank properties and equipment, net	52,897			48,406
Goodwill and intangible assets, net	140,905			145,618
Other assets	148,088			144,851
Total non-interest-earning assets	387,063			387,830
Total assets	$3,554,438			$3,628,028

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,268,769	5,406	0.85%	$1,001,284	5,311	1.06%
Savings deposits	302,796	1,223	0.81	296,293	1,571	1.06
Time deposits	911,235	8,234	1.81	1,243,804	19,453	3.13
Total interest-bearing deposit accounts	2,482,800	14,863	1.20	2,541,381	26,335	2.07
Short-term borrowings:
Federal funds purchased	30,898	84	0.54	10,133	25	0.49
Securities sold under agreements to repurchase - customers	15,396	13	0.17	16,302	20	0.25
Long-term borrowings:
FHLBNY advances (4)	26,221	608	4.64	33,922	729	4.30
Obligations under capital lease	8,260	275	6.66	5,204	189	7.26
Junior subordinated debentures	92,786	2,031	4.38	92,786	2,319	5.00
Total borrowings	173,561	3,011	3.47	158,347	3,282	4.15
Total interest-bearing liabilities	2,656,361	17,874	1.35	2,699,728	29,617	2.19
Non-interest-bearing demand deposits	456,030			414,632
Other liabilities	82,666			106,257
Total non-interest bearing liabilities	538,696			520,889
Total liabilities	3,195,057			3,220,617
Shareholders' equity	359,381			407,411
Total liabilities and shareholders' equity	$3,554,438			$3,628,028

Net interest income		$56,822			$46,553
Interest rate spread (5)			3.37%			2.51%
Net interest margin (6)			3.59%			2.87%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.24%			120.02%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for six months ended June 30, 2010 and 2009 was $1.0 million and $930,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.